UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 30, 2014
(Date of earliest event reported)

Texas Rare Earth Resources Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-53482 (Commission File Number)	87-0294969 (IRS Employer Identification No.)

539 El Paso Street Sierra Blanca, TX (Address of principal executive offices)	79851 (Zip Code)

Registrant’s telephone number, including area code:   (915) 369-2133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2013, Texas Rare Earth Resources Corp., a Delaware Corporation (the “Registrant”) appointed Mr. Eric Noyrez to serve as a member of the Registrant’s Board of Directors (the “Board”). As of the date of this Current Report on Form 8-K, Mr. Noyrez has not been appointed to serve on any committees of the Board.

Mr. Noyrez served as the Chief Executive Officer of Lynas Corporation Limited, a company engaged in integrated extraction and processing of rare earth minerals, primarily in Australia and Malaysia from March 31, 2013 to June 5, 2014 and served as an Executive Director until June 5, 2014. Mr. Noyrez served as the President of Lynas Corporation Limited from March 2011 to March 31, 2013 and its Chief Operating Officer from February 16, 2010 to March 31, 2013. Mr. Noyrez spent 9 years with the Rhodia Group, a global specialty chemicals company. He served as a member of the Executive Committee, and was President of Rhodia Silcea, its rare earths, silicas and diphenols division. Before joining Rhodia, he spent 11 years with the Shell group of companies, managing chemical and industrial businesses. Mr. Noyrez began his career designing automobiles for the Peugeot / Citroen group.  He holds a Masters degree in Engineering and Mechanicals from ENSM (Ecole Nationale Superieure des Mines) in France

Mr. Noyrez was granted 400,000 options to purchase the Registrant’s shares of common stock, vesting immediately with a term of 5 years and at an exercise price of $0.21.  The options were issued pursuant to the Registrant's amended and restated 2008 Stock Option Plan, a general description of which is contained in the Registrant's definitive proxy statement on Schedule 14A as filed with the SEC on December 28, 2011, which description is incorporated herein by reference.  In addition, Mr. Noyrez, as a non-executive director, will receive $10,000 annually, $1,000 for in person board meetings, $500 for telephonic board meetings and $500 for committee meetings (both in person and telephonic) pursuant to the Registrant’s director compensation program.

Mr. Noyrez is not related by blood or marriage to any of the Registrant’s directors or executive officers or any persons nominated by the Registrant to become directors or executive officers. The Registrant has not engaged in any transaction in which Mr. Noyrez or a person related to Mr. Noyrez had a direct or indirect material interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. Noyrez pursuant to which he was selected to serve as a director of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS RARE EARTH RESOURCES CORP.

DATE: December 30, 2014	By:	/s/ Daniel Gorski
Daniel Gorski Chief Executive Officer